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                                  EXHIBIT 4.15
           VOLUNTARY TDA CUSTODIAL CONTRACT, FORM P-K-TDAMFVA-GMDB(BR)
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CONTRACT NUMBER:                            VXX,XXX

CONTRACTHOLDER:                             ABC SCHOOL

DATE OF ISSUE:                              JANUARY 1, 1999

CONTRACT DATE:                              JANUARY 1, 1999

FIRST CONTRACT ANNIVERSARY:                 JANUARY 1, 2000

American   United  Life   Insurance   Company  (AUL)  issues  this  contract  in
consideration of the Contractholder's application and its payment of Contributions to AUL. When used in this contract, "we," "us," or "our" refer to AUL and "you" or "your" refer to the Contractholder.

All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for AUL at its Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. You may return the contract for any reason within ten days after receiving it. If returned, the contract will be considered void from the beginning and any Contributions will be refunded.

                                         AMERICAN UNITED LIFE INSURANCE COMPANY
                                      By    /s/ Jerry D. Semler

                                            Chairman of the Board,
                                            President, & Chief Executive Officer



                                            Attest
                                            /s/ William R. Brown
                                            Secretary


                          AUL American Series Contract
                    TDA Multiple-Fund Group Variable Annuity
                      with Guaranteed Minimum Death Benefit
                                      (BR)
                            Current Interest Credited
                                Nonparticipating

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.

P-K-TDAMFVA-GMDB(BR)

                                TABLE OF CONTENTS

SECTION 1 - DEFINITIONS                                                    3

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS                         6

         2.1----- How Contributions Are Handled
         2.2----- Transfers from Other Retirement Programs
         2.3----- Excess Contributions

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT (FIA)                      7

         3.1----- Allocations to Participant Accounts
         3.2----- Provision of Guaranteed Rates for Interest Pockets 3.3----- Minimum Rate Guarantee
         3.4----- Allocation of Withdrawals

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS                               8

         4.1----- Operation of Investment Accounts
         4.2----- Valuation of Mutual Funds
         4.3----- Accumulation Units
         4.4----- Value of Accumulation Units
         4.5----- Determining the Net Investment Factor
         4.6----- Valuing Participant Accounts

SECTION 5 - BENEFIT PAYMENTS                                               9

         5.1----- General Withdrawal Provisions
         5.2----- Benefit Payments
         5.3----- Other Cash Benefits

SECTION 6 - TRANSFERS AND LOANS                                           12

         6.1----- Transfers Between Investment Options
         6.2----- Minimum Amounts
         6.3----- Maximum Amounts
         6.4------Loans from the FIA

SECTION 7 - ANNUITIES                                                     14

         7.1----- Annuity Purchases
         7.2----- Annuity Options
         7.3----- Determining Annuity Amount
         7.4----- Proof of Age and Survival; Minimum Payments
         7.5----- Annuity Certificates





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

SECTION 8 - MORTALITY AND EXPENSE RISK CHARGES
                  AND ADMINISTRATIVE CHARGES                              15

         8.1----- Investment Account Mortality and Expense Risk Charges 8.2----- Administrative Charge
         8.3----- Mutual Fund or Portfolio Expense
         8.4----- Taxes
         8.5----- Reduction or Waiver of Charges

SECTION 9 - CONTRACT MODIFICATIONS                                        16

         9.1----- Mutual Amendment
         9.2----- Rates and Section 8 Charges
         9.3----- Conformance with Law
         9.4----- Our Right to Initiate Changes
         9.5----- Prohibited Amendments

SECTION 10 - GENERAL PROVISIONS                                           17

         10.1----- Ownership
         10.2----- Entire Contract
         10.3----- Benefit Determinations
         10.4----- Termination of Contract
         10.5----- Representations and Warranties
         10.6----- Contractholder Representative; Misstatement of Data 10.7----- Requirement for Writing
         10.8----- Quarterly Statement of Account Value
         10.9----- Conformity with Law
         10.10---- Sex and Number
         10.11---- Facility of Payment
         10.12---- Voting
         10.13---- Acceptance of New Participants or Contributions 10.14---- AUL's Annual Statement
         10.15---- AUL's Annual Meeting
         10.16---- Nonforfeitability and Nontransferability

TABLE OF GUARANTEED IMMEDIATE ANNUITIES                                   19

TABLE OF INVESTMENT ACCOUNTS                                              20

P-K-TDAMFVA-GMDB(BR).2

                             SECTION 1 - DEFINITIONS

1.1  "Account Value" for a Participant Account as of a date is:

     (a) that account's balance in the Fixed Interest Account (FIA) on that date; plus

     (b) the value of that account's Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under this contract. This date may not be later than the date a Participant's periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are amounts paid to us, which we credit to a Participant Account. Contributions include amounts transferred from another AUL group annuity contract. Contributions include "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, the Contribution is made pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

1.10 "Death Benefit" is the greater of:

     (a) the Participant's Account Value as of the date the Death Benefit is calculated, or

     (b) (1) the Guaranteed Minimum Death Benefit (GMDB) on the Contract Anniversary immediately preceding the date of the Participant's death; increased by

          (2) any   Contributions  made  for  the  Participant  since  the  last
              Contract Anniversary; and reduced proportionately to reflect

          (3) any   withdrawals  for the  Participant  since  the last  Contract
              Anniversary.


P-K-TDAMFVA-GMDB(BR).3
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1.11 "Excess  Contributions"  are Contributions in excess of the applicable Code limits.

1.12 "Fixed Interest Account" or "FIA" is the portion of our general asset account as described in Section 3, to which Contributions may be allocated for accumulation at the Guaranteed Rates.

1.13 The "Guaranteed Minimum Death Benefit" or "GMDB" prior to the first Contract Anniversary is equal to the Contributions made for a Participant minus any of his withdrawals or loans. On each Contract Anniversary prior to, or concurrent with, the Participant's date of death, the GMDB is reset, based on the age of the Participant on his last birthday, as follows:

     (a) For Participants less than 81 years of age, the GMDB is the greater of:

          (1) the Participant's Account Value as of the current Contract Anniversary, or

          (2)  (i)  the   GMDB  as  of  the   immediately   preceding   Contract
                    Anniversary; increased by

               (ii) any  Contributions   made  for  the  Participant  since  the
                    immediately preceding Contract Anniversary; and reduced proportionately to reflect

               (iii)any withdrawals  for the  Participant  since the immediately preceding Contract Anniversary.

     (b)  For Participants 81 years of age or older, the GMDB is equal to:

          (1) the GMDB as of the immediately preceding Contract Anniversary; increased by

          (2) any Contributions made for the Participant since the immediately preceding Contract Anniversary; and reduced proportionately to reflect

          (3)  any  withdrawals  for  the  Participant   since  the  immediately
               preceding Contract Anniversary.

     As of the Participant's date of death, the GMDB ceases to increase or decrease in value.

1.14 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. A Guaranteed Rate may be modified only as described in Section 3.2.

1.15 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.16 "Interest Pocket" means a tracking method which associates funds deposited into the FIA over a specific time period with a specific Guaranteed Rate, as described in Section 3. After the guaranteed period provided in Section
     3.2 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.

1.17 "Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table of Investment Accounts in this contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund or Portfolio identified in the Table of Investment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.


P-K-TDAMFVA-GMDB(BR).4

1.18 "Investment Option" is the FIA or any Investment Account. We reserve the right to provide other Investment Options under this contract at any time.

1.19 "Mutual Fund" means any diversified, open-end, management investment company made available by us, and listed in the Table of Investment Accounts.

1.20 "Participant" is any person that has a Participant Account.

1.21 "Participant   Account"  is  an  account   under  this  contract  for  each
     Participant.   We  credit   Contributions   to  Participant   Accounts  and
     Contribution-type subaccounts as you direct.

1.22 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

1.23 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.24 The "Withdrawal Charge" is a percentage of the Account Value withdrawn under this contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide a benefit payment or an annuity as described in Sections 5.2 and 7.1, respectively. The percentage varies by the Participant Account Year in which the withdrawal is made. The first Participant Account Year begins on the date when we establish a Participant Account and credit the initial Contribution for the Participant, and ends on the day immediately preceding the next anniversary of such date. Each Participant Account Year thereafter begins on such an anniversary date and ends on the day immediately preceding the next succeeding anniversary date. The Withdrawal Charge percentage is as follows:

           During                              Withdrawal Charge
    Participant Account Years                      Percentage

            1                                           7%
            2                                           6%
            3                                           5%
            4                                           4%
            5                                           3%
            6                                           2%
            7                                           1%
       Thereafter                                       0%

     In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account, exceed 8.5% of total Contributions allocated to that Participant Account.

1.25 "Withdrawal Value" is a Participant's Account Value, minus any Withdrawal Charge, outstanding loan balance, and expense charges due on such loans.

P-K-TDAMFVA-GMDB(BR).5

               SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

2.1 How Contributions Are Handled: Contributions we receive are credited to the appropriate Contribution-type subaccounts of each Participant Account, as you direct in your allocation instructions. A Participant's initial Contribution is allocated to the Participant Account by the second Business Day after we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including data required to establish the Participant Account, the amount of the Participant's Contribution, and Investment Option elections.) Subsequent Contributions are allocated to the Participant Account on the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

     If we do not receive the data required to establish a Participant Account and the amount of a Contribution for the Participant within 5 Business Days after we first receive that Contribution, we will return that Contribution to you unless you consent to us retaining that Contribution until the earlier of (i) the date we receive such data and amount and, therefore, can properly allocate that Contribution to the Participant Account or (ii) 25 days from the date we receive that Contribution.

     If we receive the data required to establish a Participant Account and the amount of a Contribution for the Participant, but we do not receive Investment Option elections for that Participant, the Contribution is allocated to the AUL American Money Market Investment Account. When we receive all required data, amounts in the AUL American Money Market Investment Account, plus gains and minus losses, are transferred to the appropriate Investment Option for each designated Contribution-type.

     Participant Accounts may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by you. A change in Investment Option elections is made by giving us new Investment Option elections.

2.2 Transfers from Other Retirement Programs: We may accept amounts transferred from other Code Section 403(b) funding vehicles. Such transferred amounts, as identified by you, are credited to a rollover subaccount, under the appropriate Participant Account.

2.3 Excess Contributions: On receipt of instructions from you or the Participant, we will withdraw Excess Contributions, plus gains and minus losses, from a Participant Account and return them to the Participant, or as you direct. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Code. A return of Excess Contributions is treated like a benefit payment under Section 5.2.

     No Participant is permitted to have Elective Deferral contributions (within the meaning of Code Section 402(g)(3)) made during a calendar year under this contract, or under any other plans, contracts, or arrangements maintained by his employer, in excess of the dollar limitation in effect under Code Section 402(g)(1) and any Regulations issued thereunder for taxable years beginning in such calendar year.



P-K-TDAMFVA-GMDB(BR).6

             SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT (FIA)

3.1  Allocations  to  Participant   Accounts:  We  allocate  each  Participant's
     Contributions in the FIA based on the information you provide.

3.2 Provision of Guaranteed Rates for Interest Pockets: All Contributions or transfers hereunder which are allocated to the FIA during a Contract Quarter will earn interest at the declared Guaranteed Rate for that quarterly Interest Pocket until that pocket matures on the second January 1 following the quarter in which that pocket was established. Funds associated with that maturing pocket will earn interest for a full year at the Guaranteed Rate for that pocket, which will be declared by January 1 of each year.

3.3 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of 3.00%.

3.4 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out basis.

P-K-TDAMFVA-GMDB(BR).7

                  SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds: The current prospectus for each Mutual Fund describes how that Mutual Fund's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We generally establish the Accumulation Unit value for a new Investment Account at $1.00 on the date the first deposit is made to the Investment Account. The value of an Accumulation Unit for any later Valuation Period equals the value of an Accumulation Unit for the immediately preceding Valuation Period times the Net Investment Factor for the current Valuation Period. We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Determining the Net Investment Factor: We determine the Net Investment Factor for each Investment Account by dividing (a) by (b), and then subtracting (c), where:

     (a)  is:

          (1) the net asset value of a Mutual Fund or Portfolio share at the end of the current Valuation Period, plus

          (2) any dividend or other distribution paid on each Mutual Fund or Portfolio share during such Valuation Period, plus or minus

          (3) any credit or charge for taxes paid or reserved by us during the Valuation Period that we determine are attributable to the Investment Account;

     (b) is the net asset value of each Mutual Fund or Portfolio share held in the Investment Account at the end of the prior Valuation Period; and

     (c)  is a daily charge factor we determine, as described in Section 8.1.

4.6 Valuing Participant Accounts: We determine the Account Value in an Investment Account by multiplying the Accumulation Units in each Participant Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

P-K-TDAMFVA-GMDB(BR).8

                          SECTION 5 - BENEFIT PAYMENTS

5.1 General Withdrawal Provisions: Subject to the following provisions of this Section, the Participant may direct us to withdraw all or a portion of his Account Value pursuant to Sections 5.2 and 5.3 to provide a cash payment to him.

     (a) Amounts attributable to amounts held as of December 31, 1988 under another Code Section 403(b) annuity contract may be withdrawn to provide such benefits.

     (b) Amounts attributable to Contributions made other than pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits.

     (c) Amounts attributable to Contributions made pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits, provided that any distribution of such amount shall not occur until the Participant has either attained age 59 1/2, separated from service, died, become totally disabled (as defined by the IRS), or experienced a hardship (as defined by the IRS). However, in the case of a hardship withdrawal, any gain credited to such Contributions may not be withdrawn.

     (d) Withdrawal of any amount from this contract which is transferred directly by us pursuant to a Participant's instructions to another tax-deferred annuity funding vehicle under applicable IRS rules and regulations is not the provision of a benefit for purposes of Section
          5.2. Any such withdrawal is subject to application of the Withdrawal Charge pursuant to Sectoion 5.3.

     (e) If, as provided in Internal Revenue Code Regulation Section 1.403(b)-2T Q&A-2, the distributee of any eligible rollover distribution elects to have the distribution paid directly to an eligible retirement plan (as defined in Q&A-1 of that Section) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution shall be paid to that eligible retirement plan in a direct rollover.

     (f) We are not responsible for determining a Participant's compliance with the requirements above. Any withdrawal request submitted by the
          Participant  must  include  certification  as to  the  purpose  of the withdrawal. The Participant assumes full responsibility for determining whether any withdrawal is permitted under applicable law. We may rely solely upon his representations made in the withdrawal request.

     (g) Withdrawals from a Participant Account's share of any Investment Option may not be made in an amount less than the smaller of $500 or the Participant Account's entire share of the Investment Option. If a withdrawal reduces the Participant Account's share of an Investment Option to less than $500, such remaining share shall also be withdrawn.

     (h) A withdrawal request is effective, and the Account Value to be applied pursuant to Sections 5.2 and 5.3 is determined, on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

     (i) We will pay any cash lump-sum to the Participant within 7 days from the appropriate Business Day as determined in Subsection (h) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with

P-K-TDAMFVA-GMDB(BR).9
          appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

     (j) Withdrawals from a Participant Account's share of the FIA will be made on a first-in/first- out basis under Section 3.4.

     (k) Where a Participant has outstanding loans under this contract, a partial withdrawal by a Participant from the FIA is permitted only to the extent that the Participant's remaining FIA Withdrawal Value equals twice the total of his outstanding loans under this contract.

5.2  Benefit Payments:

     (a) Subject to the limitations provided in Section 5.1, the Participant may direct us to withdraw all or a portion of his Account Value (subject to Section 8.4, and minus the Participant's outstanding loan balance under this contract and any unpaid expense charges due on such loans) to provide a cash payment to him to pay benefits for retirement, disability, termination of employment, hardship, or required minimum distribution benefits pursuant to Code Section 401(a)(9). Such a withdrawal is not subject to a Withdrawal Charge. Other benefits, and direct transfers under Section 5.1(d), are subject to a Withdrawal Charge and are paid under Section 5.3.

     (b) Subject to the limitations provided in Section 5.1, upon receipt of instructions and of due proof of the Participant's (and, if applicable, the beneficiary's) death prior to the date the Participant Account is closed, we will apply the Account Value (subject to Section 8.4, and minus the Participant's outstanding loan balance under this contract and any unpaid expense charges due on such loans) of the Participant Account for the purpose of providing a Death Benefit. Such a withdrawal is not subject to a Withdrawal Charge. The Death Benefit will be paid to the Participant's beneficiary according to the method of payment elected by the beneficiary (unless such method of payment was previously elected by the Participant). The Participant's beneficiary may also designate a beneficiary. This Death Benefit will be payable:

          (1) in a single sum or other method not provided in (2) below; provided, however, that the entire Account Value (subject to Section 8.4, and minus the Participant's outstanding loan balance under this contract and any unpaid expense charges due on such loans) must be paid to the beneficiary on or before December 31 of the calendar year which contains the fifth anniversary of the Participant's death, or

          (2)  as an annuity in  accordance  with the Annuity  Options  shown in
               Section 7.2 over a period not to exceed the life or life expectancy of the beneficiary. If the beneficiary is not the Participant's surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. If the beneficiary is the Participant's surviving spouse, the annuity need not begin before December 31 of the calendar year in which the Participant would have attained age 70 1/2.


P-K-TDAMFVA-GMDB(BR).10

          If a Participant dies on or after his Annuity Commencement Date, any interest remaining under the Annuity Option selected will be paid at least as rapidly as prior to the Participant's death.

          Any withdrawal request under this Section must certify the purpose of the request.

5.3 Other Cash Benefits: Subject to the limitations provided in Section 5.1, the Participant may direct us to make a cash payment from his Participant Account for the purpose of providing benefits not specifically described in
     Section 5.2.

     If the entire Account Value is withdrawn, the amount paid equals the Withdrawal Value, subject to any charges described in Section 8, and minus the Participant's outstanding loan balance under this contract and any unpaid expense charges due on such loans. In all other instances, the Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in
     Section 8.

P-K-TDAMFVA-GMDB(BR).11

                         SECTION 6 - TRANSFERS AND LOANS

6.1 Transfers between Investment Options: The Participant may direct us to transfer amounts between Investment Options. Transfers are effective on the Business Day we receive the transfer direction. Transfer directions for a Participant Account may be made daily on any Business Day. We will make the transfer as requested within 7 days from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to 6 months after we receive the transfer request.

     Where a Participant has outstanding loans under this contract, a transfer from the FIA is permitted only to the extent that the Participant's remaining FIA Withdrawal Value equals twice the total of his outstanding loans under this contract.

6.2 Minimum Amounts: The minimum amount a Participant may transfer from an Investment Option is $500 or, if less, the Participant's entire balance in that Investment Option. If a transfer reduces the Participant balance in an Investment Option to less than $500, the entire balance is transferred.

6.3 Maximum Amounts: No more than 20% of a Participant's FIA Account Value on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer may be transferred from the FIA during any Contract Year. However, if the Participant's FIA Account Value is less than $2,500 on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer, the amount transferrable from the FIA for that Participant for that Contract Year is the minimum amount specified in Section 6.2.

6.4  Loans from the FIA:

     (a) A Participant who has a FIA Account Value may borrow money from us, using that FIA Account Value as the only security for the loan, by submitting a proper written request to us. The minimum amount of any single loan is $2,000. The maximum amount that may be borrowed at any time is an amount which, when combined with the largest loan balance during the prior 12 months, does not exceed the lesser of (l) 50% of the Participant's FIA Withdrawal Value, or (2) $50,000. The Participant's FIA Withdrawal Value, which must be at least twice the amount of the outstanding loan balance, serves as security for the loan, and continues to earn interest. Our payment of the loan amount may be delayed for up to 6 months.

     (b) Interest will be charged for the loan, and will accrue on the loan balance from the loan effective date. We declare the loan interest rate at the beginning of each calendar quarter. The interest rate charged is equal to the Moody's Corporate Bond Yield Average - Monthly Average Corporates as of the date of the loan, as published by Moody's Investors Service. However, no change from a previously established rate may be made in an amount less than .50% in any periodic adjustment. The loan balance is also subject to a loan expense charge equal to 2% of each loan repayment.

     (c) Loans to Participants must be repaid to us within a term of 5 years, unless the Participant certifies to us that the loan is to be used to acquire a principal residence for the Participant, in which case the term may be longer. Loan repayments must be made at least quarterly. Upon receipt of a repayment, we deduct the 2% expense charge from the repayment, and

P-K-TDAMFVA-GMDB(BR).12
          apply the balance of the repayment first to any accrued interest and then to the outstanding loan principal.

     (d) If a loan either remains unpaid at the end of its term, or if, at any time, l02% of the total of all the Participant's loan balances equals the Participant's FIA Withdrawal Value, then we deduct these balances plus an expense charge equal to 2% of the outstanding loan balances from the Participant's share of the FIA. If a Participant has outstanding loans, then withdrawals or transfers to the Variable Account are permitted only to the extent that the Participant's remaining FIA Withdrawal Value equals twice the total of any outstanding loans of the Participant under the contract. All loan balances plus the 2% expense charge must be paid or satisfied in full before any amount from the Participant's share of the FIA is paid as a full withdrawal, as a Death Benefit, upon annuitization, or as another permitted distribution.

     (e) We may modify the loan restrictions or limitations stated above in this Section, or may add new restrictions and limitations, to the extent necessary to comply with Code Section 72(p) or other applicable law, as determined solely by us.


P-K-TDAMFVA-GMDB(BR).13

                              SECTION 7 - ANNUITIES

7.1 Annuity Purchases: The Participant may withdraw all or a portion of his Account Value (subject to Section 8.4, and minus his outstanding loan balance under this contract and any unpaid expense charges due on such loans) to provide an annuity, reflecting benefits. Such a withdrawal is not subject to a Withdrawal Charge. On receipt of an annuity purchase request, we transfer the entire Participant Account to the FIA. Such amounts remain in the FIA until the Annuity Commencement Date, when the full balance (including interest) is applied to purchase the annuity.

     The Participant's annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

     The minimum amount which the Participant may apply to purchase an annuity is $10,000.

7.2 Annuity Options: The Participant may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

     (a) Life Annuity. A monthly annuity is payable as long as the annuitant lives, and ends with the last payment before the annuitant's death.

     (b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

     No annuity may have a certain period extending beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent annuitant, as determined on the Annuity Commencement Date.

7.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produces a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

7.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis or in a single sum.

7.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

P-K-TDAMFVA-GMDB(BR).14

                 SECTION 8 - MORTALITY AND EXPENSE RISK CHARGES
                           AND ADMINISTRATIVE CHARGES


8.1 Investment Account Mortality and Expense Risk Charges: We deduct from the average daily net assets of each Investment Account the daily equivalent of an annual combined mortality risk charge and expense risk charge of 1.25%. This charge is part of the Net Investment Factor, described in Section 4.5.

8.2 Administrative Charge: We deduct an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each Contract Quarter from each Participant Account in existence on that day for as long as the Participant Account is in effect. This charge is to be prorated among each subaccount of the Participant Account which corresponds to each Investment Option utilized under this contract by that Participant Account. If the entire balance of a
     Participant Account is withdrawn pursuant to this contract, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which the withdrawal of funds is made is not deducted from the amount withdrawn.

     There is no charge for a Participant for any Contract Quarter in which the Participant's Account Value on the last day of that quarter is greater than $25,000.

8.3 Mutual Fund or Portfolio Expense: A Mutual Fund or Portfolio deducts an investment advisory fee and other expenses from its net asset value, as described in its current prospectus. Amounts deducted may include operational, organizational, and extraordinary expenses. Expenses vary from year-to-year.

8.4 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as premium taxes are incurred by us. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur, that are attributable to such Investment Accounts.

8.5 Reduction or Waiver of Charges: We may reduce or waive the Withdrawal Charge or the charges discussed above, if the appropriate expenses associated with the sale or administration of any contract are reduced, or if a contract is sold covering our employees or directors, those of the AUL American Series Fund, Inc., or to either's affiliates.

P-K-TDAMFVA-GMDB(BR).15

                       SECTION 9 - CONTRACT MODIFICATIONS

9.1 Mutual Amendment: You and we may agree to any change or amendment to this Contract without the consent of any other person or entity. This contract cannot be modified or amended, nor can any provision or condition be waived, except by our written agreement, signed by a corporate officer. Such authority may be delegated only by a written agreement signed by our corporate officer.

9.2 Rates and Section 8 Charges: We may announce new Guaranteed Rates, as described in Section 3.2 (including the consolidation of existing Interest Pockets). However, as provided in Section 3.2, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in
     Section 8, using the procedures of Section 9.4.

9.3 Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.

9.4 Our Right to Initiate Changes: In addition to those amendments permitted by Sections 9.2 and 9.3, we may initiate an additional provision or modification of any other provision of this contract (including the addition of a charge for transfers between Investment Options) by giving you 60 days notice of such modification. Any such modification is effective without your affirmative assent.

9.5  Prohibited Amendments:

     (a) Despite our right to initiate changes under Section 9.4, we may not initiate changes to the minimum Guaranteed Rate specified in Section
          3.4 or change our obligation to set Guaranteed Rates for the period of time specified in Section 3.2.

     (b) No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to Participant Account FIA balances on the modification's effective date.



P-K-TDAMFVA-GMDB(BR).16

                         SECTION 10 - GENERAL PROVISIONS

10.1 Ownership: You own this contract. No other person or entity has any right, title, or interest in this contract or to amounts received or credited under it until such amounts are made available to them by you. All amounts received or credited under this contract become our property. We are obligated to make only the payments or distributions specified in this contract.

10.2 Entire Contract: This contract and your application is the entire agreement between you and us. We are not a party to, nor bound by, a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under this contract or under any such plan, trust, custodial agreement, or other agreement.

10.3 Benefit Determinations: The Participant will furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We may rely solely on his instructions and certifications with respect to his benefits.

10.4 Termination of Contract: This contract terminates automatically if no amounts remain in either the FIA or any Investment Account. However, upon written notice to us, you may stop making Contributions at any time. We have the right to refuse Contributions as of the last day of the second month following the date that you are notified by us in writing of this fact.

10.5 Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound.

     We do not make any representation or warranty regarding the federal, state, or local tax status of this contract, any Participant Account, or any transaction involving this contract.

10.6 Contractholder Representative; Misstatement of Data: You may designate a representative to act on your behalf under Sections 2 or 3 or to receive any payment under Section 5. We may rely on any information you, your designee, or a Participant furnish. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

10.7 Requirement for Writing: When reference is made to you, your designee, or a Participant making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

10.8 Quarterly Statement of Account Value: Reasonably promptly after the end of each Contract Quarter, we will prepare a statement of the Account Value for each Participant Account.

10.9 Conformity with Law: Any benefit payable under this contract shall not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in this contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within this contract any such statutes or rules.

10.10 Sex and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

10.11 Facility of  Payment:  If  any  Participant,   contingent  annuitant,   or
     beneficiary is legally incapable of giving a valid receipt for any payment, and no guardian has been appointed, we may pay the

P-K-TDAMFVA-GMDB(BR).17
     person or persons who have assumed the care and principal support of such Participant, contingent annuitant, or beneficiary. We may also pay you directly or as you otherwise instruct. Any such payment fully discharges us to the extent of such payment.

10.12 Voting: We own all Mutual Fund or Portfolio shares held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

     (a) The Participants have the voting interest under this contract. Unless otherwise required by applicable law, the number of Mutual Fund or Portfolio shares for which we may receive voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the Mutual Fund or Portfolio shares. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund or Portfolio to determine shareholders eligible to vote.

     (b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from Participants and from all contractholders. If no timely voting instructions are received, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

     To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

     We will provide prospectuses and other reports as required by applicable federal law.

10.13 Acceptance of New Participants or Contributions: We may refuse to accept new Participants or new Contributions at any time.

10.14 AUL's Annual Statement: No provision of this contract controls, determines, or modifies any AUL annual statement made to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of this contract.

10.15 AUL's Annual Meeting: Unless otherwise notified, our regular annual meeting is held at our Home Office on the third Thursday in February at 10 a.m. Elections for directors are held at such annual meeting.

10.16 Nonforfeitability and Nontransferability: The entire Withdrawal Value of a Participant Account under this contract is nonforfeitable at all times. No sum payable under this contract with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than us. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

P-K-TDAMFVA-GMDB(BR).18

                     TABLE OF GUARANTEED IMMEDIATE ANNUITIES


                   MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                            10-YEAR CERTAIN
ADJUSTED AGE                   LIFE ANNUITY                AND LIFE ANNUITY

   45                              2.9690                            2.9632
   46                              3.0190                            3.0124
   47                              3.0715                            3.0641
   48                              3.1269                            3.1185
   49                              3.1852                            3.1756

   50                              3.2466                            3.2357
   51                              3.3115                            3.2988
   52                              3.3800                            3.3653
   53                              3.4525                            3.4352
   54                              3.5291                            3.5088

   55                              3.6104                            3.5863
   56                              3.6966                            3.6678
   57                              3.7881                            3.7536
   58                              3.8850                            3.8437
   59                              3.9877                            3.9382

   60                              4.0964                            4.0374
   61                              4.2115                            4.1414
   62                              4.3334                            4.2505
   63                              4.4626                            4.3650
   64                              4.5994                            4.4850

   65                              4.7442                            4.6108
   66                              4.8977                            4.7425
   67                              5.0608                            4.8804
   68                              5.2347                            5.0250
   69                              5.4213                            5.1766

   70                              5.6229                            5.3356
   71                              5.8412                            5.5020
   72                              6.0778                            5.6755
   73                              6.3336                            5.8552
   74                              6.6097                            6.0404

   75                              6.9084                            6.2302

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 96% of the net single premium for the benefit provided based on the unprojected 1994 Group Annuity Reserving Table for females with interest at 2%.

P-K-TDAMFVA-GMDB(BR).19

                          TABLE OF INVESTMENT ACCOUNTS



The following Investment Accounts are made available to you under this contract. By completing a form we require, you may restrict the Investment Accounts you make available to your Participants. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund or Portfolio listed below.

Investment Account                           Mutual Fund or Portfolio
---------------------------------------------------------------------------

AUL American Aggressive Investor             AUL American Aggressive Investor
AUL American Bond                            AUL American Bond
AUL American Conservative Investor           AUL American Conservative Investor
AUL American Equity                          AUL American Equity
AUL American Managed                         AUL American Managed
AUL American Moderate Investor               AUL American Moderate Investor
AUL American Money Market                    AUL American Money Market
AUL American Tactical Asset Allocation       AUL American Tactical Asset Allocation
Alger American Growth                        Alger American Growth
American Century VP Capital Appreciation     American Century VP Capital Appreciation
Calvert Social Mid-Cap Growth                Calvert Social Mid-Cap Growth
Fidelity VIP Equity-Income                   Fidelity VIP Equity-Income
Fidelity VIP Growth                          Fidelity VIP Growth
Fidelity VIP High Income                     Fidelity VIP High Income
Fidelity VIP Overseas                        Fidelity VIP Overseas
Fidelity VIP II Asset Manager                Fidelity VIP II Asset Manager
Fidelity VIP II Contrafund                   Fidelity VIP II Contrafund
Fidelity VIP II Index 500                    Fidelity VIP II Index 500
Janus Aspen Series Flexible Income           Janus Aspen Series Flexible Income
Janus Aspen Series Worldwide Growth          Janus Aspen Series Worldwide Growth
PBHG Insurance Series Growth II              PBHG Insurance Series Growth II
PBHG Insurance Series Technology             PBHG Insurance Series Technology
         and Communication                        and Communication
SAFECO Resource Series Trust Equity          SAFECO Resource Series Trust Equity
SAFECO Resource Series Trust Growth          SAFECO Resource Series Trust Growth
T. Rowe Price Equity-Income                  T. Rowe Price Equity-Income


P-K-TDAMFVA-GMDB(BR).20

CONTRACT NUMBER                     VXX,XXX

CONTRACTHOLDER                      ABC SCHOOL

PARTICIPANT'S NAME                  JOHN DOE

SOCIAL SECURITY NUMBER              123-45-6789


American United Life Insurance Company hereby certifies that the Contractholder and AUL have entered into a Multiple-Fund Group Variable Annuity Contract (the Contract) in connection with the Contractholder's tax-deferred annuity arrangement, and that AUL has created an account in your name to receive Contributions from the Contractholder for your benefit pursuant to the Contract. When used in this certificate, "we," "us," or "our" refer to AUL.

The only parties to the Contract are the Contractholder and AUL. All rights and benefits are determined in accordance with the provisions of the Contract.

Benefits under the Contract will be paid at your direction.

Any amendments to, or changes in, the Contract will be binding and conclusive on you and your beneficiary.

This  certificate  is  not  itself  the  Contract,   but  is  a  certificate  of
participation in the Contract.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY
                                             /s/ William R. Brown
                                             Secretary




                                 CERTIFICATE FOR
                    TDA MULTIPLE-FUND GROUP VARIABLE ANNUITY,
                      WITH GUARANTEED MINIMUM DEATH BENEFIT
                                      (BR)

ACCUMULATION UNITS IN ANY INVESTMENT ACCOUNT UNDER THE CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CERTIFICATE EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning the Contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.

P-C-TDAMFVA-GMDB(BR)

                                IMPORTANT NOTICE


To obtain information or make a complaint:

You may contact your Texas AUL office at:
1-512-822-7860

You may call AUL's toll-free telephone number for information or to make a complaint at: 1-800-338-9189

You may also write to AUL at:
P O Box 368
Indianapolis, IN  46206-0368


You may contact the Texas Department of Insurance to obtain information on companies, coverages, rights, or complaints at:
1-800-252-3439


You may write the Texas Department of Insurance at:
P O Box 149104
Austin, TX  78714-9104
FAX# (512) 475-1771


ATTACH THIS NOTICE TO YOUR POLICY: This notice is for information only and does not become a part or condition of the attached document.


                                AVISO IMPORTANTE


Para obtener informacion o para someter una queja:

Puede comunicarse con su Texas AUL al:
1-512-822-7860


Usted puede llamar al numero de telefono gratis de AUL para informacion o para someter una queja al: 1-800-338-9189

Usted tambien puede escribir a AUL:
P O Box 368
Indianapolis, IN   46206-0368


Puede  comunicarse  con el  Departamento  de Se  guros  de  Texas  para  obtener
informacion   acercu  de   companias,   coberturas,   derechos   o  quejas   al:
1-800-252-3439


Puede escribir al Departamento de Seguros de Texas:
P O Box 149104
Austin, TX  78714-9104
FAX# (512) 475-1771


UNA ESTE AVISO A SU POLIZA: Este aviso es solo para proposito de informacion y no se conveerte en parte o condicion del documento adjunto.
1-800-338-9189.

P-C-TDAMFVA-GMDB(BR)(TXNOTICE)

                                TABLE OF CONTENTS                          Page

SECTION 1 - DEFINITIONS                                                       3

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS                            6

         2.1----- How Contributions Are Handled
         2.2----- Transfers from Other Retirement Programs
         2.3----- Excess Contributions
         2.4----- Transfers from Other Contracts

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT (FIA)                         7

         3.1----- Allocations to Participant Accounts
         3.2----- Provision of Guaranteed Rates for Interest Pockets 3.3----- Minimum Rate Guarantee
         3.4----- Allocation of Withdrawals

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS                                  8

         4.1----- Operation of Investment Accounts
         4.2----- Valuation of Mutual Funds
         4.3----- Accumulation Units
         4.4----- Value of Accumulation Units
         4.5----- Determining the Net Investment Factor
         4.6----- Valuing Participant Accounts

SECTION 5 - BENEFIT PAYMENTS                                                  9

         5.1----- General Withdrawal Provisions
         5.2----- Benefit Payments
         5.3----- Other Cash Benefits

SECTION 6 - TRANSFERS AND LOANS                                              12

         6.1----- Transfers Between Investment Options
         6.2----- Minimum Amounts
         6.3----- Maximum Amounts
         6.4------Loans from the FIA

SECTION 7 - ANNUITIES                                                        14

         7.1----- Annuity Purchases
         7.2----- Annuity Options
         7.3----- Determining Annuity Amount
         7.4----- Proof of Age and Survival; Minimum Payments
         7.5----- Annuity Certificates

P-C-TDAMFVA-GMDB(BR).1

SECTION 8 - MORTALITY AND EXPENSE RISK CHARGES
                  AND ADMINISTRATIVE CHARGES                                 15

         8.1----- Investment Account Mortality and Expense Risk Charges 8.2----- Administrative Charge
         8.3----- Mutual Fund or Portfolio Expense
         8.4----- Taxes
         8.5----- Reduction or Waiver of Charges

SECTION 9 - CONTRACT MODIFICATIONS                                           16

         9.1----- Mutual Amendment
         9.2----- Rates and Section 8 Charges
         9.3----- Conformance with Law
         9.4----- Our Right to Initiate Changes
         9.5----- Prohibited Amendments

SECTION 10 - GENERAL PROVISIONS                                              17

         10.1----- Ownership
         10.2----- Entire Contract
         10.3----- Benefit Determinations
         10.4----- Termination of Contract
         10.5----- Representations and Warranties
         10.6----- Contractholder Representative; Misstatement of Data 10.7----- Requirement for Writing
         10.8----- Quarterly Statement of Account Value
         10.9----- Conformity with Law
         10.10---- Sex and Number
         10.11---- Facility of Payment
         10.12---- Voting
         10.13---- Acceptance of New Contributions
         10.14---- AUL's Annual Statement
         10.15---- AUL's Annual Meeting
         10.16---- Nonforfeitability and Nontransferability

TABLE OF GUARANTEED IMMEDIATE ANNUITIES                                      19

P-C-TDAMFVA-GMDB(BR).2

                            SECTION 1 - DEFINITIONS

1.1  "Account Value" for your Participant Account as of a date is:

     (a)  your account's Fixed Interest Account (FIA) balance on that date; plus

     (b) the value of your account's Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under this contract. This date may not be later than the date your periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the Contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are amounts paid to us, which we credit to a Participant Account. Contributions include amounts transferred from another AUL group annuity contract. Contributions include "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, the Contribution is made pursuant to a one-time irrevocable election made by you at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

1.10 "Death Benefit" is the greater of:

     (a)  your Account Value as of the date the Death Benefit is calculated, or

     (b) (1) the Guaranteed Minimum Death Benefit (GMDB) on the Contract Anniversary immediately preceding the date of your death; increased by

          (2)  any   Contributions   made  for  you  since  the  last   Contract
               Anniversary; and reduced proportionately to reflect

          (3) any withdrawals or loans for you since the last Contract Anniversary.


P-C-TDAMFVA-GMDB(BR).3

1.11 "Excess Contributions" are Contributions in excess of the applicable Code limits.

1.12 "Fixed Interest Account" or "FIA" is the portion of our general asset account as described in Section 3, to which Contributions may be allocated for accumulation at the Guaranteed Rates.

1.13 The "Guaranteed Minimum Death Benefit" or "GMDB" prior to the first Contract Anniversary is equal to the Contributions made for you minus any of your withdrawals or loans. On each Contract Anniversary prior to, or concurrent with, your date of death, the GMDB is reset, based on your age on your last birthday, as follows:

     (a)  If you are less than 81 years of age, the GMDB is the greater of:

          (1)  your Account Value as of the current Contract Anniversary, or

          (2)  (i)  the   GMDB  as  of  the   immediately   preceding   Contract
               Anniversary; increased by

               (ii) any  Contributions   made  for  you  since  the  immediately
                    preceding Contract Anniversary; and reduced proportionately to reflect

               (iii)any  withdrawals  or loans  for you  since  the  immediately preceding Contract Anniversary.

     (b)  If you are 81 years of age or older, the GMDB is equal to:

          (1) the GMDB as of the immediately preceding Contract Anniversary; increased by

          (2) any Contributions made for you since the immediately preceding Contract Anniversary; and reduced proportionately to reflect

          (3) any withdrawals or loans for you since the immediately preceding Contract Anniversary.

     As of your date of death, the GMDB ceases to increase or decrease in value.

1.14 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. A Guaranteed Rate may be modified only as described in Section 3.2.

1.15 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.16 "Interest Pocket" means a tracking method which associates funds deposited into the FIA over a specific time period with a specific Guaranteed Rate, as described in Section 3. After the guaranteed period provided in Section
     3.2 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.

1.17 "Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table of Investment Accounts in the Contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund or Portfolio identified in the Table of Investment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.


P-C-TDAMFVA-GMDB(BR).4

1.18 "Investment Option" is the FIA or any Investment Account. We reserve the right to provide other Investment Options under the Contract at any time.

1.19 "Mutual Fund" means any diversified, open-end, management investment company made available by us, and listed in the Table of Investment Accounts in the Contract.

1.20 "Participant" is any person that has a Participant Account.

1.21 "Participant   Account"  is  an  account   under  the   Contract  for  each
     Participant.   We  credit   Contributions   to  Participant   Accounts  and
     Contribution-type subaccounts as the Contractholder directs.

1.22 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

1.23 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.24 The "Withdrawal Charge" is a percentage of your Account Value withdrawn under the Contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide a benefit payment or an annuity as described in Sections 5.2 and 7.1, respectively. The percentage varies by the Participant Account Year in which the withdrawal is made. Your first Participant Account Year begins on the date when we establish a Participant Account and credit the initial Contribution for you, and ends on the day immediately preceding the next anniversary of such date. Each Participant Account Year thereafter begins on such an anniversary date and ends on the day immediately preceding the next succeeding anniversary date. The Withdrawal Charge percentage is as follows:

                          During                              Withdrawal Charge
                 Participant Account Years                         Percentage
                 -------------------------                    -----------------
                           1                                           7%
                           2                                           6%
                           3                                           5%
                           4                                           4%
                           5                                           3%
                           6                                           2%
                           7                                           1%
                       Thereafter                                      0%

     In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from your Participant Account, exceed 8.5% of total Contributions allocated to your Participant Account.

1.25 "Withdrawal Value" is your Account Value, minus any Withdrawal Charge, outstanding loan balance, and expense charges due on such loans.

P-C-TDAMFVA-GMDB(BR).5

               SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

2.1 How Contributions Are Handled: Contributions we receive are credited to the appropriate Contribution-type subaccounts of each Participant Account as the Contractholder directs in its allocation instructions. The initial Contribution for you is allocated to your Participant Account by the second Business Day after we (1) receive the initial Contribution or, if later,
     (2) receive all data necessary to complete the allocation (including data required to establish your Participant Account, the amount of the
     Contribution for you, and Investment Option elections.) Subsequent Contributions are allocated to your Participant Account on the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

     If we do not receive the data required to establish your Participant Account and the amount of a Contribution for you within 5 Business Days after we first receive that Contribution, we will return that Contribution to the Contractholder unless the Contractholder consents to us retaining that Contribution until the earlier of (i) the date we receive such data and amount and, therefore, can properly allocate that Contribution to your Participant Account or (ii) 25 days from the date we receive that Contribution.

     If we receive the data required to establish your Participant Account and the amount of a Contribution for you, but we do not receive Investment Option elections for you, the Contribution is allocated to the AUL American Money Market Investment Account. When we receive all required data, amounts in the AUL American Money Market Investment Account, plus gains and minus losses, are transferred to the appropriate Investment Option for each designated Contribution-type.

     Participant Accounts may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by the Contractholder. A change in Investment Option elections is made by giving us new Investment Option elections.

2.2 Transfers from Other Retirement Programs: We may accept amounts transferred from other Code Section 403(b) funding vehicles. Such transferred amounts, as identified by the Contractholder, are credited to a rollover subaccount, under the appropriate Participant Account.

2.3 Excess Contributions: On receipt of instructions from you or the Contractholder, we will withdraw Excess Contributions, plus gains and minus losses, from your Participant Account and return them to you, or as the Contractholder directs. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Code. A return of Excess Contributions is treated like a benefit payment under Section 5.2.

No Participant is permitted to have Elective Deferral contributions (within the meaning of Code Section 402(g)(3)) made during a calendar year under the Contract, or under any other plans, contracts, or arrangements maintained by his employer, in excess of the dollar limitation in effect under Code Section 402(g)(1) and any Regulations issued thereunder for taxable years beginning in such calendar year.

2.4 Transfers from Other Contracts: We may require amounts transferred to your Participant Account from other AUL group annuity contracts to be deposited in the FIA. We will advise the Contractholder if this limitation applies before accepting such a transfer.

P-C-TDAMFVA-GMDB(BR).6

             SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT (FIA)

3.1  Allocations  to  Participant   Accounts:  We  allocate  each  Participant's
     Contributions in the FIA based on the information the Contractholder provides.

3.2 Provision of Guaranteed Rates for Interest Pockets: All Contributions or transfers hereunder which are allocated to the FIA during a Contract Quarter will earn interest at the declared Guaranteed Rate for that quarterly Interest Pocket until that pocket matures on the second January 1 following the quarter in which that pocket was established. Funds associated with that maturing pocket will earn interest for a full year at the Guaranteed Rate for that pocket, which will be declared by January 1 of each year.

3.3 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of 3.00%.

3.4 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out basis.

P-C-TDAMFVA-GMDB(BR).7

                  SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds: The current prospectus for each Mutual Fund describes how that Mutual Fund's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We generally establish the Accumulation Unit value for a new Investment Account at $1.00 on the date the first deposit is made to the Investment Account. The value of an Accumulation Unit for any later Valuation Period equals the value of an Accumulation Unit for the immediately preceding Valuation Period times the Net Investment Factor for the current Valuation Period. We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Determining the Net Investment Factor: We determine the Net Investment Factor for each Investment Account by dividing (a) by (b), and then subtracting (c), where:

     (a)  is:

          (1) the net asset value of a Mutual Fund or Portfolio share at the end of the current Valuation Period, plus

          (2) any dividend or other distribution paid on each Mutual Fund or Portfolio share during such Valuation Period, plus or minus

          (3) any credit or charge for taxes paid or reserved by us during the Valuation Period that we determine are attributable to the Investment Account;

     (b) is the net asset value of each Mutual Fund or Portfolio share held in the Investment Account at the end of the prior Valuation Period; and

     (c)  is a daily charge factor we determine, as described in Section 8.1.

4.6 Valuing Your Participant Account: We determine your Account Value in an Investment Account by multiplying the Accumulation Units in your Participant Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

P-C-TDAMFVA-GMDB(BR).8

                          SECTION 5 - BENEFIT PAYMENTS

5.1 General Withdrawal Provisions: Subject to the following provisions of this Section, you may direct us to withdraw all or a portion of your Account Value pursuant to Sections 5.2 and 5.3 to provide a cash payment to you.

     (a) Amounts attributable to amounts held as of December 31, 1988 under another Code Section 403(b) annuity contract may be withdrawn to provide such benefits.

     (b) Amounts attributable to Contributions made other than pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits.

     (c) Amounts attributable to Contributions made pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits, provided that any distribution of such amount shall not occur until you have either attained age 59 1/2, separated from service, died, become totally disabled (as defined by the IRS), or experienced a hardship (as defined by the IRS). However, in the case of a hardship withdrawal, any gain credited to such Contributions may not be withdrawn.

     (d) Withdrawal of any amount from the Contract which is transferred directly by us pursuant to your instructions to another tax-deferred annuity funding vehicle under applicable IRS rules and regulations is not the provision of a benefit for purposes of Section 5.2. Any such withdrawal is subject to application of the Withdrawal Charge pursuant to Section 5.3.

     (e) If, as provided in Internal Revenue Code Regulation Section 1.403(b)-2T Q&A-2, the distributee of any eligible rollover distribution elects to have the distribution paid directly to an eligible retirement plan (as defined in Q&A-1 of that Section) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution shall be paid to that eligible retirement plan in a direct rollover.

     (f) We are not responsible for determining your compliance with the requirements above. Any withdrawal request you submit must include your certification as to the purpose of the withdrawal. You assume full responsibility for determining whether any withdrawal is permitted under applicable law. We may rely solely upon your representations made in the withdrawal request.

     (g) Withdrawals from your Participant Account's share of any Investment Option may not be made in an amount less than the smaller of $500 or your entire share of the Investment Option. If a withdrawal reduces your share of an Investment Option to less than $500, the remaining share will also be withdrawn.

     (h) A withdrawal request is effective, and the Account Value to be applied pursuant to Sections 5.2 and 5.3 is determined, on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

     (i) We will pay any cash lump-sum to you within 7 days from the appropriate Business Day as determined in Subsection (h) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate

P-C-TDAMFVA-GMDB(BR).9
          provisions of the federal securities laws. We reserve the right to defer the payment of provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

     (j)  Withdrawals   from   your   share  of  the  FIA  will  be  made  on  a
          first-in/first-out basis under Section 3.4.

     (k) Where you have outstanding loans under the Contract, a partial withdrawal by you from the FIA is permitted only to the extent that your remaining FIA Withdrawal Value equals twice the total of your outstanding loans under the Contract.

5.2  Benefit Payments:

     (a) Subject to the limitations provided in Section 5.1, you may direct us to withdraw all or a portion of your Account Value (subject to Section 8.4, and minus your outstanding loan balance under the Contract and any unpaid expense charges due on such loans) to provide a cash payment to you to pay benefits for retirement, disability, termination of employment, hardship, or required minimum distribution benefits pursuant to Code Section 401(a)(9). Such a withdrawal is not subject to a Withdrawal Charge.

     (b) Subject to the limitations provided in Section 5.1, upon receipt of instructions and of due proof of your (and, if applicable, the beneficiary's) death prior to the date your Participant Account is closed, we will apply the Account Value (subject to Section 8.4, and minus your outstanding loan balance under this contract and any unpaid expense charges due on such loans) of your Participant Account for the purpose of providing a Death Benefit. Such a withdrawal is not subject to a Withdrawal Charge. The Death Benefit will be paid to your beneficiary according to the method of payment elected by your beneficiary (unless such method of payment was previously elected by you). Your beneficiary may also designate a beneficiary. This Death Benefit will be payable:

          (1) in a single sum or other method not provided in (2) below; provided, however, that the entire Account Value (subject to Section 8.4, and minus your outstanding loan balance under the Contract and any unpaid expense charges due on such loans) must be paid to your beneficiary on or before December 31 of the calendar year which contains the fifth anniversary of your death, or

          (2)  as an annuity in  accordance  with the Annuity  Options  shown in
               Section 7.2 over a period not to exceed the life or life expectancy of your beneficiary. If your beneficiary is not your surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which you die. If the beneficiary is your surviving spouse, the annuity need not begin before December 31 of the calendar year in which you would have attained age 70 1/2.

          If you die on or after your Annuity Commencement Date, any interest remaining under the Annuity Option selected will be paid at least as rapidly as prior to your death.

Any withdrawal request under this Section must certify the purpose of the request.


P-C-TDAMFVA-GMDB(BR).10

5.3 Other Cash Benefits: Subject to the limitations provided in Section 5.1, you may direct us to make a cash payment from your Participant Account for the purpose of providing benefits not specifically described in Section 5.2.

     If the entire Account Value is withdrawn, the amount paid equals the Withdrawal Value, subject to any charges described in Section 8, and minus your outstanding loan balance under the Contract and any unpaid expense charges due on such loans. In all other instances, the Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in Section 8.

P-C-TDAMFVA-GMDB(BR).11

                         SECTION 6 - TRANSFERS AND LOANS

6.1 Transfers between Investment Options: You may direct us to transfer amounts between Investment Options. Transfers are effective on the Business Day we receive your transfer direction. Transfer directions for you may be made daily on any Business Day. We will make the transfer as requested within 7 days from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to 6 months after we receive your transfer request.

     Where you have outstanding loans under the Contract, a transfer from the FIA is permitted only to the extent that your remaining FIA Withdrawal Value equals twice the total of your outstanding loans under the Contract.

6.2 Minimum Amounts: The minimum amount you may transfer from an Investment Option is $500 or, if less, your entire balance in that Investment Option. If a transfer reduces your balance in an Investment Option to less than $500, the entire balance is transferred.

6.3 Maximum Amounts: No more than 20% of your FIA Account Value on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer may be transferred from the FIA during any Contract Year. However, if your FIA Account Value is less than $2,500 on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer, the amount transferrable from the FIA for you for that Contract Year is the minimum amount specified in Section 6.2.

6.4  Loans from the FIA:

     (a) If you have a FIA Account Value, you may borrow money from us, using that FIA Account Value as the only security for the loan, by submitting a proper written request to us. The minimum amount of any single loan is $2,000. The maximum amount that may be borrowed at any time is an amount which, when combined with the largest loan balance during the prior 12 months, does not exceed the lesser of (l) 50% of your FIA Withdrawal Value, or (2) $50,000. Your FIA Withdrawal Value, which must be at least twice the amount of the outstanding loan balance, serves as security for the loan, and continues to earn interest. Our payment of the loan amount may be delayed for up to 6 months.

     (b) Interest will be charged for the loan, and will accrue on the loan balance from the loan effective date. We declare the loan interest rate at the beginning of each calendar quarter. The interest rate charged is equal to the Moody's Corporate Bond Yield Average - Monthly Average Corporates as of the date of the loan, as published by Moody's Investors Service. However, no change from a previously established rate may be made in an amount less than .50% in any periodic adjustment. The loan balance is also subject to a loan expense charge equal to 2% of each loan repayment.

     (c) Loans must be repaid to us within a term of 5 years, unless you certify to us that the loan is to be used to acquire your principal residence, in which case the term may be longer. Loan repayments must be made at least quarterly. Upon receipt of a repayment, we deduct the 2% expense charge from the repayment, and apply the balance of the repayment first to any accrued interest and then to the outstanding loan principal.

P-C-TDAMFVA-GMDB(BR).12

     (d) If a loan either remains unpaid at the end of its term, or if, at any time, l02% of the total of all your loan balances equals your FIA Withdrawal Value, then we deduct these balances plus an expense charge equal to 2% of the outstanding loan balances from your share of the FIA. If you have outstanding loans, then withdrawals or transfers to the Variable Account are permitted only to the extent that your remaining FIA Withdrawal Value equals twice the total of your outstanding loans under the contract. All loan balances plus the 2% expense charge must be paid or satisfied in full before any amount from your share of the FIA is paid as a full withdrawal, as a Death Benefit, upon annuitization, or as another permitted distribution.

     (e) We may modify the loan restrictions or limitations stated above in this Section, or may add new restrictions and limitations, to the extent necessary to comply with Code Section 72(p) or other applicable law, as determined solely by us.


P-C-TDAMFVA-GMDB(BR).13

                              SECTION 7 - ANNUITIES

7.1 Annuity Purchases: You may withdraw all or a portion of your Account Value (subject to Section 8.4, and minus your outstanding loan balance under the Contract and any unpaid expense charges due on such loans) to provide an annuity, reflecting benefits. Such a withdrawal is not subject to a Withdrawal Charge. On receipt of an annuity purchase request, we transfer your entire Participant Account to the FIA. Such amounts remain in the FIA until the Annuity Commencement Date, when the full balance (including interest) is applied to purchase the annuity.

     Your annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If you or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

     The minimum amount which you may apply to purchase an annuity is $5,000.

7.2 Annuity Options: You may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

     (a) Life Annuity. A monthly annuity is payable as long as the annuitant lives, and ends with the last payment before the annuitant's death.

     (b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

     No annuity may have a certain period extending beyond your life expectancy or the joint life expectancy of you and any contingent annuitant, as determined on the Annuity Commencement Date.

7.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to the Contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produces a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

7.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis or in a single sum.

7.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

P-C-TDAMFVA-GMDB(BR).14

                 SECTION 8 - MORTALITY AND EXPENSE RISK CHARGES
                           AND ADMINISTRATIVE CHARGES


8.1 Investment Account Mortality and Expense Risk Charges: We deduct from the average daily net assets of each Investment Account the daily equivalent of an annual combined mortality risk charge and expense risk charge of 1.25%. This charge is part of the Net Investment Factor, described in Section 4.5.

8.2 Administrative Charge: We deduct an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of your Account Value on the last day of each Contract Quarter from your Participant Account if it exists on that day, for as long as your Participant Account is in effect. This charge is to be prorated among each subaccount of your Participant Account which corresponds to each Investment Option utilized under the Contract by your Participant Account. If the entire balance of your Participant Account is withdrawn pursuant to the Contract, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which the withdrawal of funds is made is not deducted from the amount withdrawn.

     There is no charge for any Contract Quarter in which your Account Value on the last day of that quarter is greater than $25,000.

8.3 Mutual Fund or Portfolio Expense: A Mutual Fund or Portfolio deducts an investment advisory fee and other expenses from its net asset value, as described in its current prospectus. Amounts deducted may include operational, organizational, and extraordinary expenses. Expenses vary from year-to-year.

8.4 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as premium taxes are incurred by us. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur, that are attributable to such Investment Accounts.

8.5 Reduction or Waiver of Charges: We may reduce or waive the Withdrawal Charge or the charges discussed above, if the appropriate expenses associated with the sale or administration of any contract are reduced, or if a contract is sold covering our employees or directors, those of the AUL American Series Fund, Inc., or to either's affiliates.

P-C-TDAMFVA-GMDB(BR).15

                       SECTION 9 - CONTRACT MODIFICATIONS

9.1 Mutual Amendment: The Contractholder and we may agree to any change or amendment to the Contract without the consent of any other person or entity. The Contract cannot be modified or amended, nor can any provision or condition be waived, except by our written agreement, signed by a corporate officer. Such authority may be delegated only by a written agreement signed by our corporate officer.

9.2 Rates and Section 8 Charges: We may announce new Guaranteed Rates, as described in Section 3.2 (including the consolidation of existing Interest Pockets). However, as provided in Section 3.2, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in
     Section 8, using the procedures of Section 9.4.

9.3 Conformance with Law: We may amend the Contract at any time, without the Contractholder's consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or the Contractholder the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to the Contractholder prior to its effective date.

9.4 Our Right to Initiate Changes: In addition to those amendments permitted by Sections 9.2 and 9.3, we may initiate an additional provision or modification of any other provision of the Contract (including the addition of a charge for transfers between Investment Options) by giving the Contractholder 60 days notice of such modification. Any such modification is effective without the Contractholder's affirmative assent.

9.5  Prohibited Amendments:

     (a) Despite our right to initiate changes under Section 9.4, we may not initiate changes to the minimum Guaranteed Rate specified in Section
          3.4 or change our obligation to set Guaranteed Rates for the period of time specified in Section 3.2.

     (b) No modification to the Contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to your Participant Account FIA balance on the modification's effective date.



P-C-TDAMFVA-GMDB(BR).16

                         SECTION 10 - GENERAL PROVISIONS

10.1 Ownership: The Contractholder owns the Contract. No other person or entity has any right, title, or interest in the Contract or to amounts received or credited under it until such amounts are made available to them by the Contractholder. All amounts received or credited under the Contract become our property. We are obligated to make only the payments or distributions specified in the Contract.

10.2 Entire Contract: The Contract and the Contractholder's application is the entire agreement between the Contractholder and us. We are not a party to, nor bound by, a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under the Contract or under any such plan, trust, custodial agreement, or other agreement.

10.3 Benefit Determinations: You must furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We may rely solely on your instructions and certifications with respect to your benefits.

10.4 Termination of Contract: The Contract terminates automatically if no amounts remain in either the FIA or any Investment Account. However, upon written notice to us, the Contractholder may stop making Contributions at any time. We have the right to refuse Contributions as of the last day of the second month following the date we notify the Contractholder in writing of this fact.

10.5 Representations and Warranties: The Contractholder and we mutually represent and warrant, each to the other, that each is fully authorized to enter into the Contract and that the Contract is a valid and binding obligation and that the execution of the Contract does not violate any law, regulation, judgment, or order by which the representing party is bound.

     We do not make any representation or warranty regarding the federal, state, or local tax status of the Contract, any Participant Account, or any transaction involving the Contract.

10.6 Contractholder Representative; Misstatement of Data: The Contractholder may designate a representative to act on its behalf under Sections 2 or 3 or to receive any payment under Section 5. We may rely on any information the Contractholder, its designee, or you furnish. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

10.7 Requirement for Writing: When reference is made to the Contractholder, its designee, or you making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

10.8 Quarterly Statement of Account Value: Reasonably promptly after the end of each Contract Quarter, we will prepare a statement of the Account Value for your Participant Account.

10.9 Conformity with Law: Any benefit payable under the Contract shall not be less than the minimum benefit required by the insurance laws of the state in which the Contract is delivered. Language in the Contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within the Contract any such statutes or rules.

10.10 Sex and Number:
     Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.


P-C-TDAMFVA-GMDB(BR).17

10.11 Facility of Payment:
     If you, your contingent annuitant, or your beneficiary is legally incapable of giving a valid receipt for any payment, and no guardian has been appointed, we may pay the person or persons who have assumed the care and principal support of you, your contingent annuitant, or your beneficiary. We may also pay the Contractholder directly or as it otherwise instructs. Any such payment fully discharges us to the extent of such payment.

10.12 Voting:
     We own all Mutual Fund or Portfolio shares held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

     (a) The Participants have the voting interest under the Contract. Unless otherwise required by applicable law, the number of Mutual Fund or Portfolio shares for which we may receive voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the Mutual Fund or Portfolio shares. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund or Portfolio to determine shareholders eligible to vote.

     (b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from Participants and from all contractholders. If no timely voting instructions are received, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

     To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

     We will provide prospectuses and other reports as required by applicable federal law.

10.13 Acceptance of New Contributions:
     We may refuse to accept new Contributions at any time.

10.14 AUL's Annual Statement:
     No provision of the Contract controls, determines, or modifies any AUL annual statement made to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of the Contract.

10.15 AUL's Annual Meeting:
     Unless otherwise notified, our regular annual meeting is held at our Home Office on the third Thursday in February at 10 a.m. Elections for directors are held at such annual meeting.

10.16 Nonforfeitability and Nontransferability:
     The entire Withdrawal Value of your Participant Account under the Contract is nonforfeitable at all times. No sum payable under the Contract with respect to you may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than us. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

P-C-TDAMFVA-GMDB(BR).18

                     TABLE OF GUARANTEED IMMEDIATE ANNUITIES

                   MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                               10-YEAR CERTAIN
ADJUSTED AGE                    LIFE ANNUITY                   AND LIFE ANNUITY

   45                              2.9690                            2.9632
   46                              3.0190                            3.0124
   47                              3.0715                            3.0641
   48                              3.1269                            3.1185
   49                              3.1852                            3.1756

   50                              3.2466                            3.2357
   51                              3.3115                            3.2988
   52                              3.3800                            3.3653
   53                              3.4525                            3.4352
   54                              3.5291                            3.5088

   55                              3.6104                            3.5863
   56                              3.6966                            3.6678
   57                              3.7881                            3.7536
   58                              3.8850                            3.8437
   59                              3.9877                            3.9382

   60                              4.0964                            4.0374
   61                              4.2115                            4.1414
   62                              4.3334                            4.2505
   63                              4.4626                            4.3650
   64                              4.5994                            4.4850

   65                              4.7442                            4.6108
   66                              4.8977                            4.7425
   67                              5.0608                            4.8804
   68                              5.2347                            5.0250
   69                              5.4213                            5.1766

   70                              5.6229                            5.3356
   71                              5.8412                            5.5020
   72                              6.0778                            5.6755
   73                              6.3336                            5.8552
   74                              6.6097                            6.0404

   75                              6.9084                            6.2302

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 96% of the net single premium for the benefit provided based on the unprojected 1994 Group Annuity Reserving Table for females with interest at 2%.

P-C-TDAMFVA-GMDB(BR).19